UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 3.1
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.

     On May 12, 2005, the Board of Directors of the Registrant (the “Board”) in connection with certain amendments of the Registrant’s amended and restated bylaws, as discussed under Item 5.03 below, approved a new form of indemnification agreement attached as Exhibit 10.1 hereto (the “New Indemnification Agreement”). In addition, the Board authorized the Registrant, and the Registrant intends, to enter into new indemnification agreements with each of its directors, all of its continuing executive officers and one of its key employees based upon the New Indemnification Agreement. With respect to the Registrant’s directors, the new indemnification agreements will replace each of the indemnification agreements currently in effect between the Registrant and each of its directors.

     The New Indemnification Agreement provides, among other matters, that: (i) the Registrant shall indemnify the indemnitee to the fullest extent permitted by applicable law with respect to any action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative by reason of the fact that the indemnitee is or was a director, officer, employee, agent or fiduciary of the Registrant or any other corporation, partnership, joint venture, trust or other enterprise which such person is or was serving at the request of the Registrant; (ii) the Registrant will, subject to certain exceptions, advance expenses incurred by the indemnitee provided, that, if it is ultimately determined that the indemnitee is not entitled to be indemnified, the Registrant is entitled to reimbursement of such advances; and (iii) the indemnification provided by the New Indemnification Agreement shall be in addition to any rights to which the indemnitee may be entitled under applicable law, the Registrant’s certificate of incorporation, its amended and restated bylaws, any agreement, any vote of stockholders, a resolution of directors or otherwise. The indemnification provided under the New Indemnification Agreement shall continue for any action taken while serving in an indemnified capacity even though the indemnitee may have ceased to serve in an indemnified capacity.

     The foregoing summary of the New Indemnification Agreement is qualified in its entirety by reference to the full text of the New Indemnification Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On May 12, 2005, the Board approved certain amendments to Article VII of the Registrant’s bylaws relating to the obligation of the Registrant to indemnify its officers, directors, employees and agents. A copy of the Registrant’s bylaws, as amended and restated by the Board and incorporating the amendments to Article VII, are attached as Exhibit 3.1 hereto (the “Amended and Restated Bylaws”).

     The amendments to Article VII include, among others, (i) generally providing the Registrant with the permissive authority to indemnify its officers, directors, employees and agents, to the fullest extent permitted by Delaware law; and (ii) providing the Registrant with the permissive authority to advance expenses incurred by an officer, director, employee or agent in

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defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. In the case of both of the foregoing amendments, the prior version of the Registrant’s bylaws included mandatory provisions under these circumstances.

     The amendments to Article VII also include new provisions to clarify (i) that an officer, director, employee or agent of the Registrant shall be indemnified for any expenses reasonably incurred while serving as a witness in any proceeding to which such person is not a party and which arises by reason of the fact that such person is or was an officer, director, employee or agent of the Registrant; (ii) that references in Article VII to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, and (iii) certain other terms referenced in Article VII.

     The foregoing summary of Article VII of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text and related provisions in Article VII of the Amended and Restated Bylaws attached as Exhibit 3.1 hereto. The Amended and Restated Bylaws are effective as of May 12, 2005.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Exhibit Title or Description
3.1	Amended and Restated Bylaws of the Registrant
10.1	Form of Indemnification Agreement

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)
Date: May 17, 2005	By:	/s/ PAUL F. FOLINO
Paul F. Folino,
Chairman and Chief Executive Officer

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Exhibit Index

Exhibit Number	Exhibit Title or Description
3.1	Amended and Restated Bylaws of the Registrant
10.1	Form of Indemnification Agreement

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